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                                                                 Exhibit (g)(10)
                                 THE GALAXY FUND

                                  Amendment to
                            GLOBAL CUSTODY AGREEMENT


                                                              ____________, 2002



JPMorgan Chase Bank
270 Park Avenue
New York, NY  10017
Attn:  Global Custody Division

Dear Sirs:

     This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Global Custody Agreement ("Agreement") between the Trust and JPMorgan Chase Bank (formerly The Chase Manhattan Bank) ("Chase") dated as of November 1, 1991 is herewith amended to provide that Chase shall be the custodian for the Trust's New York Municipal Money Market Fund on the terms and conditions contained in the Agreement.

     If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.

                                                     Very truly yours,

                                                     THE GALAXY FUND



                                                     By:
                                                        -----------------------
                                                        Name:  John T. O'Neill
                                                        Title:  President

Accepted:

JPMORGAN CHASE BANK


By:
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    Name:
    Title: